Exhibit (a)(67)

OFFER TO PURCHASE FOR CASH

ALL ISSUED AND OUTSTANDING COMMON SHARES

of

CASCAL N.V.

at

US$6.75 Net Per Share in Cash

by

SEMBCORP UTILITIES PTE LTD.

a wholly-owned subsidiary of

SEMBCORP INDUSTRIES LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 8, 2010, UNLESS THE OFFER IS EXTENDED.

June 30, 2010

To Our Clients:

Enclosed for your consideration are the Amendment and Supplement to Offer to Purchase dated June 30, 2010 (the “Supplement”), which amends and supplements the Offer to Purchase dated May 21, 2010 (together as amended from time to time, the “Offer to Purchase”) and the related Amended and Restated Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the “Offer”) in connection with the offer by Sembcorp Utilities Pte Ltd. (“Purchaser”), a private company limited by shares, incorporated under the laws of Singapore and a wholly-owned subsidiary of Sembcorp Industries Ltd., a public company limited by shares, incorporated under the laws of Singapore and listed on the main board of the Singapore Exchange, to purchase all issued and outstanding common shares, par value €0.50 per share (the “Shares”), of Cascal N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), at US$6.75 per Share, net to the seller in cash, without interest (subject to applicable withholding taxes) (that price, or any other price per Share as may be paid in the Offer, is referred to in this document as the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase.

We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Amended and Restated Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

1.	The tender price is US$6.75 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

2.	The Offer is being made for all issued and outstanding Shares.

3.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 8, 2010, UNLESS THE OFFER IS EXTENDED.

4.	The Offer is conditioned upon at least 80% of issued and outstanding Shares of the Company on a fully diluted basis (after taking into account all of the issued and outstanding Shares and assuming the exercise, conversion or exchange of all options, warrants, convertible or exchangeable securities and similar rights and the issuance of all Shares that the Company is obligated to issue thereunder) being validly tendered and not withdrawn (the “80% Condition”). If at the initial expiration date of the Offer, the 80% Condition has not been met, Purchaser will (i) reduce the Offer Price to US$6.40 per Share, (ii) reduce the 80% Condition to provide that Purchaser’s obligation to accept and pay for Shares tendered in the Offer is conditioned on at least 17,868,543 Shares being validly tendered and not withdrawn (the “Minimum Condition”) and (iii) extend the Offer for an additional ten business days. The Offer is also subject to a number of other conditions, which are described under Section 13 of the Offer to Purchase.

5.	Any stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Amended and Restated Letter of Transmittal.

7.	Tendering stockholders will not be obliged to pay brokerage fees or commissions to the Depositary or the Information Agent, or except as set forth in Instruction 6 of the Amended and Restated Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser in the Offer. However, federal income tax backup withholding at a rate of 28% may be required. See the Amended and Restated Letter of Transmittal and Sections 3 and 5 of the Offer to Purchase for more information.

The Offer is being made solely by the Offer to Purchase and the related Amended and Restated Letter of Transmittal and is being made to all holders of the Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of the Shares in such state. In those jurisdictions where the “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

ALL ISSUED AND OUTSTANDING COMMON SHARES

of

CASCAL N.V.

by

SEMBCORP UTILITIES PTE LTD.

a wholly-owned subsidiary of

SEMBCORP INDUSTRIES LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed Amendment and Supplement to Offer to Purchase dated June 30, 2010 (the “Supplement”), which amends and supplements the Offer to Purchase dated May 21, 2010 (together as amended from time to time, the “Offer to Purchase”) and the related Amended and Restated Letter of Transmittal in connection with the offer by Sembcorp Utilities Pte Ltd. (“Purchaser”), a private company limited by shares, incorporated under the laws of Singapore and a wholly-owned subsidiary of Sembcorp Industries Ltd., a public company limited by shares, incorporated under the laws of Singapore and listed on the main board of the Singapore Exchange, to purchase all issued and outstanding common shares, par value €0.50 per share (the “Shares”), of Cascal N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), at US$6.75 per Share, net to the seller in cash, without interest (subject to applicable withholding taxes) (that price, or any other price per Share as may be paid in the Offer, is referred to in this document as the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Amended and Restated Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the “Offer”).

This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be tendered:*

Account No.:

Dated:                                                                                                                                                                                                     , 2010

SIGN HERE

Signature(s):

Please type or print address(es):

Area Code and Telephone Number: (    )

Taxpayer Identification or Social Security Number(s):

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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